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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2 No. 333-91277) dated January 20, 2000 and related Prospectus of WFS Financial Inc for the registration of 2,300,000 shares of its common stock and to its incorporation into a Registration Statement on Form S-2 filed pursuant to Rule 462(b) for the registration of an additional 402,500 shares of its common stock.




                                           /s/ Ernst & Young LLP

                                               ERNST & YOUNG LLP




Los Angeles, California
February 9, 2000